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                                                      EXHIBIT 21
                                                      SUBSIDIARIES OF REGISTRANT

SUBSIDIARY NAME                               JURISDICTION OF INCORPORATION

Henco Software FSC, Ltd                       Virgin Islands
OASIS Group Ltd.                              United Kingdon
P.T. Sybase Informatindo Indonesia            Indonesia
Powersoft Holding France SARL                 France
Powersoft K.K.                                Japan
SDP S.N.C.                                    France
Sybase Australia Pty Limited                  New South Wales, Australia
Sybase Canada Limited                         Canada
Sybase China Limited                          Hong Kong
Sybase de Mexico, S.A. de C.V.                Mexico
Sybase Do Brasil Software Ltda.               Brazil
Sybase Eastern Europe B.V.                    The Netherlands
Sybase Europe B.V.                            The Netherlands
Sybase Foreign Sales Corporation              Virgin Islands
Sybase France S.a.r.l.                        France
Sybase GmbH                                   Germany
Sybase Hong Kong Limited                      Hong Kong
Sybase Iberia S.A.                            Spain
Sybase International Limited                  United Kingdom
Sybase Italia S.r.l.                          Italy
Sybase KK                                     Japan
Sybase Korea, Ltd.                            South Korea
Sybase Nederland B.V.                         The Netherlands
Sybase N.V./S.A.                              Belgium
Sybase (N.Z.) Limited                         New Zealand
Sybase Philippines, Inc.                      Philippines
Sybase (Schweiz) AG                           Switzerland
Sybase (Singapore) Pte Ltd.                   Singapore
Sybase Software (Beijing) Co., Ltd.           People's Republic of China
Sybase Software (Malaysia) Sdn Bhd            Malaysia
Sybase Solutions s.r.o.                       Czech Republic
Sybase Sverige AB                             Sweden
Sybase Taiwan Co., Ltd.                       Republic of China
Sybase (Thailand) Limited                     Thailand
Sybase UK Limited                             United Kingdom
Tecnologia Cliente/Servidor Informatica S.A.  Brazil
WATCOM Europe Limited                         United Kingdom
Organization & System Innovations, Inc.       Delaware
Powersoft Corporation                         Massachusetts
Sybase Financial Services, Inc.               Delaware
Sybase India, Ltd.                            Delaware
Sybase International Holdings Corporation     Delaware
Visual Components, Inc.                       Kansas
WATCOM, Inc.                                  Massachusetts


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